Exhibit 4.61

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

THIRD AMENDMENT TO

SPONSORED RESEARCH AGREEMENT

MEE Agreement No. 2019A009504.03

This third amendment to Agreement (the “Third Amendment”), is effective as of September 1, 2021 (“Third Amendment Effective Date”), by and between The Schepens Eye Research Institute, Inc., a not-for-profit Massachusetts corporation, having a principal place of business at 20 Staniford Street, Boston, Massachusetts 02114 (“SERI”), and Massachusetts Eye and Ear Infirmary, having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“MEEI”) (collectively, SERI and MEEI shall be referred to herein as “Hospitals”), and CureVac AG, a German stock corporation, having a principal place of business at Friedrich-Miescher-Straße 15, 72076 Tübingen, Germany (“Sponsor”), each herein referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Hospitals and Sponsor are Parties to sponsored research agreement, MEE Agreement No. 2019A009504 (formerly, 2019-0112), effective as of March 15, 2019, as previously amended effective as of May 19, 2020 and July 29, 2021 (the "Agreement");

Sponsor and Hospitals acknowledge that as of the Third Amendment Effective Date the Agreement is expired and the Parties desire to reinstate the Agreement; and

WHEREAS, the Parties desire to extend the Term until August 31, 2022;

WHEREAS, the Parties desire to amend the plan of research;

WHEREAS, the Sponsor desires to provide US $656,788.00 additional funding to Hospitals; and

WHEREAS, Sponsor and Hospitals acknowledge that as of [*****], payments (a) through (d) described in Section 5.1 of the Agreement and totaling US [*****] have been paid in full; and

In consideration of the promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hospitals and Sponsor hereby agree as follows:

1.AMENDMENT

1.1	The Agreement is hereby amended by deleting Section 2 in its entirety and inserting the following language in its place:

“2. Term. The term of this Agreement shall be from the Effective Date until August 31, 2022 (the “Term”), unless earlier terminated by either Party as set forth in Section 11 or extended in a writing signed by authorized representatives of both Parties.”

1.2	The Agreement is hereby amended by deleting Section 5 in its entirety and inserting the following language in its place:

“5. Payments. Sponsor shall pay Institute a total of one million six hundred fifty-six thousand seven hundred eighty-eight United States dollars (US $1,656,788.00) by check or wire transfer as set forth below in support of the Sponsored Research, as detailed in Budget attached hereto as Appendix B.

5.1 Payments shall be due within [*****]. Payments to the Institute shall reference the Agreement Number as set forth in the heading of this Agreement and shall be made as follows:

[*****];

[*****];

[*****];

[*****];

[*****];

[*****];

[*****];

[*****];

[*****];

[*****].

1.3	The Agreement is hereby amended by appending Appendix A of the Agreement with Appendix A1 attached hereto as Exhibit I.
1.4	The Agreement is hereby amended by appending Appendix B of the Agreement with Appendix B1 attached hereto as Exhibit II.
1.5

Except as herein provided, the Agreement and all of its terms, covenants and conditions are hereby ratified and confirmed in all respects and remain in full force and effect. The Agreement shall, together with this Third Amendment, be read and construed as a single agreement.

1.6

This Third Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Third Amendment may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this Third Amendment agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

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IN WITNESS WHEREOF, the parties have caused this Third Amendment to Agreement to be executed and delivered by their duly authorized representatives as of the Third Amendment Effective Date.

CUREVAC AG		THE SCHEPENS EYE RESEARCH INSTITUTE, INC.

By:	/s/ Dr. Igor Splawski	By:	/s/ Rebecca Listfield

Name:	Dr. Igor Splawski	Name:	Rebecca Listfield, Ph.D.

Title:	Chief Sceintific Officer	Title:	Managing Director, Licensing

Date:	September 29, 2021	Date:	September 16, 2021

MASSACHUSETTS EYE AND EAR INFIRMARY

By:	/s/ Dr. Mariola Fotin-Mleczek	By:	/s/ Rebecca Listfibeld

Name:	Dr. Mariola Fotin-Mleczek	Name:	Rebecca Listfield, Ph.D.

Title:	Chief Technology Officer	Title:	Managing Director, Licensing

Date:	September 30, 2021	Date:	September 16, 2021

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